                                                                   Exhibit P(13)

                   NATIONAL CITY INVESTMENT MANAGEMENT COMPANY

                                 CODE OF ETHICS

I.       Legal Requirement.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 ACT"), makes it unlawful for any officer or director of National City Investment Management Company (the "COMPANY"), in connection with the purchase or sale by such person of a security held or to be acquired by any investment company registered under the 1940 Act (each such investment company for which the Company is investment adviser, a "FUND"):

                  1. To employ any device, scheme or artifice to defraud any Fund;

                  2. To make to any Fund any untrue statement of a material fact or omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund; or

                  4. To engage in any manipulative practice with respect to any Fund's investment portfolios.


II.      Purpose of the Code of Ethics.

         The Company expects that its directors and officers will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of each Fund's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics (this "Code") and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that an investment adviser's personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24,
1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.     Definitions.

         A. An "ACCESS PERSON" means: (1) each director or officer of the Company; (2) each employee (if any) of the Company (or of any company in a control relationship to the Company) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any portfolio of which the Company is investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to any portfolio of which the Company is investment adviser, with regard to the purchase or sale of a security.

         B.       "EXEMPT SECURITY" means:

                  1. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Company.

                  2. Securities acquired as a part of an automatic dividend reinvestment plan.

                  3. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  4. Securities which the Company's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

                  5. any high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including any repurchase agreement.

                  6. any share of any registered open-end investment company.

                  7.       any share of the capital stock of National City
                           Corporation.

                  8. any S&P 500 security with personal trading activity under $100,000.00



         C.       "NON-REPORTABLE SECURITY" means:

                  1. Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance


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                           of less than 366 days and that is rated in one of the
                           two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

                  2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

         D. An Access Person's "IMMEDIATE FAMILY" includes that Access Person's spouse, if any, and any minor children and adults living in the same household as that Access Person.

         E. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         F.       "INVESTMENT PERSONNEL" of the Company means:

                           (i) any employee of the Company (or of any company in
                  a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any portfolio of which the Company is investment adviser.

                           (ii) Any natural person who controls the Company and
                  who obtains information concerning recommendations made by the Company regarding the purchase or sale of securities by any portfolio of which the Company is investment adviser.

         G. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         H. "S & P 500 INDEX PORTFOLIO" means any portfolio the investment objective of which is to provide investment results that, before taking into account the expenses of such portfolio, approximate that aggregate price and dividend performance of the securities included in the Standard & Poor's Composite 500 Index by investing in securities comprising that index.

         I. "S & P 500 INDEX SECURITY" means any security which, at the time in question, is included in the Standard & Poor's Composite 500 Index.


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IV.      Policies of the Company Regarding Personal Securities Transactions.

         A.       General Policy.

                  No Access Person shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

         B.       Specific Policies.

                  1. Restrictions on Personal Securities Transactions By Access Persons.

                           a. No Access Person may purchase or sell securities other than Non-Reportable Securities and Exempt Securities for his or her personal portfolio or the portfolio of another member of his or her immediate family without obtaining oral authorization from a Compliance Officer of the Company PRIOR to effecting such transaction.

                           b. In addition to, and not in limitation of, the restrictions contained in the preceding paragraph IV.B.1.a, no Access Person may purchase any securities in an Initial Public Offering or a Limited Offering for his or her personal portfolio or the portfolio of another member of his or her immediate family without obtaining oral authorization from Senior Company Management PRIOR to effecting such transaction.

                           c. If any authorization is granted to an Access Person who is also classified as Investment Personnel for a purchase of securities in an Initial Public Offering or a Limited Offering, a record of the decision and the reason supporting the decision to authorize that purchase shall be made by the Compliance Officer of the Company granting such authorization.

                           d. If oral authorization is granted for a purchase or sale of securities, a written authorization for such transaction will be provided by a Compliance Officer of the Company to the Access Person receiving the authorization in order to memorialize the oral authorization that was granted.

                                            NOTE: If an Access Person has
                                            questions as to whether purchasing
                                            or selling a security for his or her
                                            personal portfolio or the portfolio
                                            of another member of his or her
                                            immediate family requires prior oral
                                            authorization, the


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                                            Access Person should consult a
                                            Compliance Officer of the Company
                                            for authorization or denial of
                                            authorization to trade PRIOR to
                                            effecting the transaction.

                           e. Any authorization granted for a transaction under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization was granted, and the Access Person receiving such authorization shall be required to receive a new oral authorization for the transaction if the trade is not completed before the authorization shall have expired.

                           f. No clearance will be given to an Access Person to purchase or sell any security (1) on a day when any non-indexed portfolio of the Company (whether proprietary fund or separately managed account) has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn or
                                    (2) when the Compliance Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any non-indexed portfolio of the Company (whether proprietary fund or separately managed account).

                           g.       Personal trading of transactions in
                                    non-exempt securities will require
                                    pre-approval from compliance personnel and, generally, will be approved, so long as IMC separately managed accounts and/or the Funds do not show any trading activity for ten
                                    (10) days in such securities. Such trading activity shall include (i) the five (5) day period prior to the date of the personal trading transaction and (ii) the five (5) day period after the date of the personal trading transaction.

                           h. Pre-approval on personal trading of S&P 500 securities is not required if the transaction is less than $100,000.00. All such personal trading transactions must be reported on the Quarterly Personal Trading Form attached hereto as Exhibit B.

                  2. Additional Restrictions on Personal Securities Transactions By Access Persons.

                           a.       Persons employed by the Company are
                                    forbidden from profiting from the purchase and sale, sale and purchase, or any transaction deemed the same (i.e. puts, calls, use of derivatives, convertibles, etc.) of the same or equivalent securities within sixty (60) calendar days on any security held in the Armada or Parkstone Mutual Funds, or any Company client account.

                           b. Access Persons are expressly prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company, its clients, Armada or Parkstone Funds.

                           c.       Memberships or partnerships in any
                                    investment club by Access Persons are
                                    forbidden.

                           d. Access persons are prohibited from serving on the Board of Directors of publicly traded companies without prior authorization based on a determination that the Board service would be consistent with the interests of the Company and its clients.

V.       Procedures.

         A. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

                  1. Each Access Person will submit to a Compliance Officer of the Company an Initial Beneficial Ownership Report in the form attached hereto as Exhibit A that lists all securities other than Non-Reportable Securities beneficially owned(1) by the Access Person. This report must be submitted within ten days of becoming an Access Person and must include the title of each security, the number of shares held, and the principal amount of the security and the name of any broker, dealer or bank with whom the Access person maintains an account in which only such securities are held.

                  2. Each Access Person will also submit annually to a Compliance Officer of the Company a Beneficial Ownership Report attached hereto as Exhibit A. The Annual Beneficial Ownership Report must list all securities other than Non-Reportable Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount


----------------------
1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

       For interpretive guidance on this test, you should consult counsel.


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                           of the security and the name of any broker, dealer or
                           bank with whom the Access person maintains an account in which only such securities are held.

                  3. Each Access Person shall direct his or her broker to supply to a Compliance Officer of the Company, on a timely basis, duplicate copies of confirmations of all securities transactions other than Exempt Transactions in which the person has, or by reason of any transaction acquires, any direct or indirect beneficial ownership of any security and copies of periodic statements for all securities accounts.

                  4.       Each Access Person shall, no later than the tenth
                           (10th) day after the end of each calendar quarter, submit a report in the form attached hereto as Exhibit B to a Compliance Officer of the Company, showing each transaction in securities other than Non-Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership during the calendar quarter in question, as well as all accounts established with brokers, dealers or banks during the calendar quarter in question for the direct or indirect beneficial interest of the Access Person.(2)

                  5. A Compliance Officer of the Company shall notify each Access Person who is subject to the transaction pre-authorization requirements or the reporting requirements of this Code that such person is subject to such the pre-authorization or reporting requirements and shall deliver a copy of this Code to each such person.

                  6. A Compliance Officer of the Company shall review the Initial Beneficial Ownership Reports, Annual Beneficial Ownership Reports, and Quarterly Transaction Reports received, and as appropriate compare the reports with the pre-authorizations received, and report to the Company's Board of
                           Directors:

                           a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                           b. apparent violations of the reporting requirement stated herein.

                  7. The Company's Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits. The


----------------------
2. See footnote 1 above.


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
                           Company's Board of Directors shall review the operation of this Code at least once a year.

                  8. At each quarterly meeting of the Company's Board of Directors a Compliance Officer of the Company shall provide a written report to the Company's Board of Directors stating:

                           a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code; and

                           b. all disciplinary actions(3) taken in response to such violations.

                  9. At least once a year, a Compliance Officer of the Company shall provide to the Company's Board of Directors and to the Board members of any registered investment company for which the Company serves as investment adviser a written report which contains:
                           (a) a summary of existing procedures concerning personal investing by Access Persons and any changes in the compliance procedures under this Code during the past year; (b) an evaluation of current compliance procedures under this Code and a report on any recommended changes in existing restrictions or any such procedures based upon the Company's experience under this Code, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under this Code or the compliance procedures thereunder since the last such report, including but not limited to, information about material violations of this Code and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted under this Code are those reasonably necessary to prevent Access Persons from violating this Code.

                  10. This Code, a copy of each report by an Access Person, any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the any Compliance Officer of the Company, records of authorizations relating to the purchase of securities in Initial Public Offerings and Limited Offerings, and lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period required by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940.


----------------------
3. Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.


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VI.      Certification.

         Each Access Person will be required to certify annually that he or she has read and understood this Code, and will abide by it at all times during which such person is an Access Person. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code of Ethics. A form of such certification is attached hereto as Exhibit C.


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                                    EXHIBIT A

                   NATIONAL CITY INVESTMENT MANAGEMENT COMPANY

                                 INITIAL/ANNUAL
                           BENEFICIAL OWNERSHIP REPORT

                For the Year/Period Ended _______________________
                                             (month/day/year)


        [ ] Check Here if this is an Initial Beneficial Ownership Report


To:  National City Investment Management Company (the "Company")

                  As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Company's Code of Ethics (the "Code"):


         Title of                        Number                       Principal
         Security                       of Shares                      Amount





                  The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:




                  THIS REPORT (i) EXCLUDES MY BENEFICIAL OWNERSHIP OF "NON-REPORTABLE SECURITIES" AS DEFINED IN THE CODE AND (ii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

Date:                                                         Signature:
     -------------------------------                                    ---------------------------------------------------

                                                              Print Name:
                                                                         --------------------------------------------------

                                    EXHIBIT B

                   NATIONAL CITY INVESTMENT MANAGEMENT COMPANY

                          SECURITIES TRANSACTION REPORT

             For the Calendar Quarter Ended _______________________
                                               (month/day/year)


To: National City Investment Management Company (the "Company")

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                                     Nature of                     Broker/Dealer
                                                             Interest Rate         Transaction                         Or Bank
                      Date of        Number of  Principal    and Maturity           (Purchase,                       Through Whom
    Security      Transaction          Shares    Amount      Date (if applicable)   Sale, Other)          Price        Effected
    --------      -----------          ------    -------     --------------------   ------------          -----        --------

                  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                           1. The name of the broker, dealer or bank with whom I established the account:

                           2.       The date the account was established:


                  THIS REPORT (i) EXCLUDES TRANSACTIONS IN "NON-REPORTABLE SECURITIES" AS DEFINED IN THE CODE, AND (ii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

Date:                                                         Signature:
     -------------------------------                                    ---------------------------------------------------

                                                              Print Name:
                                                                         --------------------------------------------------

                                    EXHIBIT C

                   NATIONAL CITY INVESTMENT MANAGEMENT COMPANY

                               ANNUAL CERTIFICATE

            For the Calendar Year Ended ___12/31/____________________
                                                   (month/day/year)


To: National City Investment Management Company (the "Company")

                  Pursuant to the requirements of the Company's Code of Ethics (the "Code"), the undersigned hereby certifies as follows:

                  1.       I have read the Code.

                  2. I understand the Code and acknowledge that I am subject to it.

                  3. Since the date of the last Annual Certificate (if any) given pursuant to the Code, I have reported all personal securities transactions and provided any beneficial ownership reports required to be reported or provided, respectively, by me under the requirements of the Code.


         Date:
                                            ------------------------------------
                                                              Print Name



                                            ------------------------------------
                                                              Signature